Exhibit 99.1

5300 Town and Country Blvd., Suite 500 Frisco, Texas 75034 Telephone: (972) 668-8834 Contact: Gary H. Guyton Director of Planning and Investor Relations Web Site: www.comstockresources.com

NEWS RELEASE

For Immediate Release

COMSTOCK RESOURCES, INC. REPORTS

FOURTH QUARTER 2018 FINANCIAL AND OPERATING RESULTS

FRISCO, TEXAS, February 21, 2019 – Comstock Resources, Inc. ("Comstock" or the "Company") (NYSE: CRK) today reported financial and operating results. As a result of the transactions that were completed on August 14, 2018 in which entities controlled by Dallas businessman Jerry Jones and his children contributed their Bakken Shale properties to the Company in exchange for approximately 88.6 million shares of Comstock common stock (the "Jones Contribution") and the Company refinanced its long-term debt, the Company is presenting its 2018 results as two separate periods.  References to "Successor" relate to the financial position and results of operations of the Company subsequent to August 13, 2018, and references to "Predecessor" relate to the financial position and results of operations of the Company on or prior to August 13, 2018.  The Company's consolidated financial results are being presented with a blackline division which delineates the lack of comparability between amounts presented before and after August 13, 2018.

Financial Results for the Three Months Ended December 31, 2018

In the first full quarter following the closing of the Jones Contribution, Comstock reported net income of $50.3 million or $0.48 per diluted share for the fourth quarter of 2018 as compared to a net loss of $42.3 million or $2.86 per share for the Predecessor fourth quarter of 2017.  The fourth quarter 2018 results included an unrealized gain from derivative financial instruments held to manage oil and gas price risks of $18.3 million.  Excluding the unrealized gain, the net income for the fourth quarter of 2018 would have been $36.6 million or $0.35 per share.

Comstock produced 30.9 billion cubic feet of natural gas and 843,000 barrels of oil or 36.0 billion cubic feet of natural gas equivalent ("Bcfe") in the fourth quarter of 2018.  The Company's natural gas production averaged 336 million cubic feet ("MMcf") per day, an increase of 39% over natural gas production in the Predecessor fourth quarter of 2017.  The growth in natural gas production was primarily attributable to the continuing successful results from Comstock's Haynesville shale drilling program.  Oil production in the fourth quarter of 2018, which averaged 9,155 barrels of oil per day, increased from the 2,319 barrels per day produced in the Predecessor fourth quarter of 2017 due to production from the Bakken Shale properties acquired in the Jones Contribution.  The fourth quarter 2018 oil production was revised from what was previously reported to account for oil production shut-in for completions and workovers.  Oil production during the month of December 2018 averaged 10,820 barrels of oil per day.

Comstock's average realized natural gas price, including hedging losses, increased 12% to $3.28 per Mcf in the fourth quarter of 2018 as compared to $2.94 per Mcf realized in the Predecessor fourth quarter of 2017.  The Company's average realized oil price, including hedging gains, decreased by 3% to $54.96 per barrel in the fourth quarter of 2018 as compared to $56.48 per barrel in the Predecessor fourth quarter of 2017.  Oil and gas sales were $147.7 million (including realized hedging gains and losses) in the fourth quarter of 2018 as compared to the Predecessor 2017 fourth quarter sales of $77.3 million.  EBITDAX, or earnings before interest, taxes, depreciation, depletion, amortization, exploration expense and other noncash expenses, of $112.5 million in the fourth quarter of 2018 increased by 117% over EBITDAX of $56.0 million for the Predecessor fourth quarter of 2017.  The Company's operating cash flow generated in the fourth quarter of 2018 of $95.6 million increased 154% over operating cash flow of $37.6 million in the Predecessor fourth quarter of 2017.

Financial Results for the Period August 14, 2018 through December 31, 2018

Financial results subsequent to the Jones Contribution are for the 140 day period from August 14, 2018 through December 31, 2018 (the "Successor Period").  Comstock reported net income of $64.1 million or $0.61 per diluted share for the Successor Period.  The results for this period included an unrealized gain from derivative financial instruments held to manage oil and gas price risks of $16.0 million.  Excluding the unrealized gain, the net income for the Successor period would have been $52.0 million or $0.49 per share.

Comstock produced 1.4 million barrels of oil and 45.0 billion cubic feet ("Bcf") of natural gas or 53.3 Bcfe in the Successor Period. Oil production averaged 9,889 barrels of oil per day and natural gas production averaged 322 MMcf per day.  Comstock's average realized oil price after hedging was $57.80 per barrel and the average realized gas price after hedging was $3.07 per Mcf during the Successor Period. Oil and gas sales for the Successor Period were $218.0 million (including realized hedging gains and losses), EBITDAX was $165.4 million and operating cash flow generated was $134.3 million.

Drilling Results

Comstock reported the results from its 2018 Haynesville/Bossier shale drilling program.  During 2018, Comstock spent $267.1 million on its development activities.  Comstock spent $224.4 million in the Haynesville and Bossier shale, including $197.2 million on drilling and completing wells and an additional $27.2 million on refrac and other development activity.  Comstock drilled 49 (17.0 net) horizontal Haynesville or Bossier shale wells in 2018, which had an average lateral length of approximately 8,300 feet.  Comstock also completed 16 (4.2 net) wells that were drilled in 2017.  Thirty (11.9 net) of the wells drilled in 2018 were also completed in 2018.  The Company currently expects the remaining 19 (5.1 net) wells drilled in 2018 will be completed in 2019.  Comstock also spent $42.7 million of development costs on its other properties primarily on completing 24 (7.0 net) Bakken shale wells.

Since the last operational update, Comstock reported on an additional thirteen Haynesville shale wells, eight of which were operated by Comstock.  Comstock has a 30% working interest in the five non-operated wells.  The average initial production rate of these wells was 28 MMcf per day. The wells had completed lateral lengths ranging from 5,239 feet to 10,964 feet, with an average completed lateral length of 9,470 feet.  Each well was tested at initial production rates of 17 to 40 MMcf per day.

Comstock currently has five (3.5 net) operated Haynesville shale wells that are in the process of being completed.

2019 Drilling Budget

The Company also announced its current drilling plans for 2019.  Comstock's planned capital expenditures for 2019 are $364.0 million.  Haynesville/Bossier shale drilling and completion activities comprise $339.8 million of the activity in 2019 to drill 58 (36.4 net) horizontal wells including spending $25.0 million to complete 16 (5.7 net) wells drilled in 2018.  Comstock expects to spend an additional $24.2 million on its Bakken shale and Eagle Ford shale properties.

Other

Comstock has planned a conference call for 10:00 a.m. Central Time on February 21, 2019, to discuss the 2018 operational and financial results.  Investors wishing to participate should visit the Company's website at www.comstockresources.com for a live web cast or dial 844-776-7840 (international dial-in use 661-378-9538) and provide access code 5897118 when prompted.  If you are unable to participate in the original conference call, a web replay will be available approximately 24 hours following the completion of the call on Comstock's website at www.comstockresources.com.  The web replay will be available for approximately one week.  A replay of the conference call will be available beginning at 1:00 p.m. CT February 21, 2019 and will continue until 1:00 p.m. February 28, 2019.  To hear the replay, call 855-859-2056 (404-537-3406 if calling from outside the US).  The conference call access code is 5897118.

This press release may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein.  Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.

Comstock Resources, Inc. is an independent energy company based in Frisco, Texas engaged in oil and gas acquisitions, exploration and development, and its assets are primarily located in Texas, Louisiana and North Dakota.  The Company's stock is traded on the New York Stock Exchange under the symbol CRK.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
			Successor	Predecessor	Predecessor
			August 14 through December 31, 2018	January 1 through August 13, 2018	2017
	Successor	Predecessor
	2018	2017
	(In thousands, except per share amounts)
Revenues:
Natural gas sales	$107,843	$61,200	$144,236	$147,897	$208,741
Oil sales	45,655	12,048	79,385	18,733	46,590
Total oil and gas sales	153,498	73,248	223,621	166,630	255,331

Operating expenses:
Production taxes	7,104	1,643	11,155	3,659	5,373
Gathering and transportation	7,061	5,110	10,511	11,841	17,538
Lease operating	13,720	9,178	20,736	21,139	37,859
Depreciation, depletion and amortization	36,124	30,548	53,944	68,032	123,557
General and administrative	8,096	7,003	11,399	15,699	26,137
Impairment of oil and gas properties	—	43,990	—	—	43,990
Loss (gain) on sale of oil and gas properties	(57)	—	(155)	35,438	1,060

Total operating expenses	72,048	97,472	107,590	155,808	255,514

Operating income (loss)	81,450	(24,224)	116,031	10,822	(183)

Other income (expenses):
Gain from derivative financial instruments	12,480	2,168	10,465	881	16,753
Other income	131	132	173	677	530
Interest expense	(28,758)	(39,199)	(43,603)	(101,203)	(146,449)
Transaction costs	—	—	—	(2,866)	—

Total other income (expenses)	(16,147)	(36,899)	(32,965)	(102,511)	(129,166)

Income (loss) before income taxes	65,303	(61,123)	83,066	(91,689)	(129,349)
Benefit from (provision for) income taxes	(15,004)	18,827	(18,944)	(1,065)	17,944
Net income (loss)	$50,299	$(42,296)	$64,122	$(92,754)	$(111,405)

Net income (loss) per share – basic and diluted	$0.48	$(2.86)	$0.61	$(6.08)	$(7.61)

Weighted average shares outstanding:
Basic	105,457	14,808	105,453	15,262	14,644
Diluted	105,457	14,808	105,459	15,262	14,644

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
			Successor	Predecessor	Predecessor
			August 14 through December 31, 2018	January 1 through August 13, 2018	2017
	Successor	Predecessor
	2018	2017

OPERATING CASH FLOW:

Net income (loss)	$50,299	$(42,296)	$64,122	$(92,754)	$(111,405)
Reconciling items:
Deferred and non-current income taxes	25,196	(18,848)	29,079	1,052	(18,080)
Depreciation, depletion and amortization	36,124	30,548	53,944	68,032	123,557
Unrealized loss (gain) from derivative financial instruments	(18,250)	1,885	(16,044)	1,961	(7,348)
Amortization of debt discount, premium and issuance costs	1,582	10,966	2,404	29,457	35,880
Interest paid in-kind	—	9,879	—	25,004	38,073
Stock-based compensation	665	1,468	994	3,912	5,923
Impairment of oil and gas properties	—	43,990	—	—	43,990
Loss (gain) on sale of oil and gas properties	(57)	—	(155)	35,438	1,060
Operating cash flow	95,559	37,592	134,344	72,102	111,650
(Increase) decrease in accounts receivable	(16,164)	(4,176)	(61,048)	2,834	(16,128)
(Increase) decrease in other current assets	(11,201)	(251)	(12,527)	337	(921)
Increase in accounts payable and accrued expenses	30,499	50,686	41,533	10,462	80,013
Net cash provided by operating activities	$98,693	$83,851	$102,302	$85,735	$174,614

EBITDAX:

Net income (loss)	$50,299	$(42,296)	$64,122	$(92,754)	$(111,405)
Interest expense	28,758	39,199	43,603	101,203	146,449
Income taxes	15,004	(18,827)	18,944	1,065	(17,944)
Depreciation, depletion and amortization	36,124	30,548	53,944	68,032	123,557
Unrealized loss (gain) from derivative financial instruments	(18,250)	1,885	(16,044)	1,961	(7,348)
Stock-based compensation	665	1,468	994	3,912	5,923
Transaction costs	—	—	—	2,866	—
Impairment of oil and gas properties	—	43,990	—	—	43,990
Loss (gain) on sale of oil and gas properties	(57)	—	(155)	35,438	1,060
Total EBITDAX	$112,543	$55,967	$165,408	$121,723	$184,282

	Successor	Predecessor
	As of December 31, 2018	As of December 31, 2017
Balance Sheet Data:

Cash and cash equivalents	$23,193	$61,255
Derivative financial instruments	15,401	1,318
Other current assets	120,833	239,932
Property and equipment, net	1,667,979	607,929
Other	360,434	19,985
Total assets	$2,187,840	$930,419

Current liabilities	$206,853	$168,489
Long-term debt	1,244,363	1,110,529
Deferred income taxes	161,917	10,266
Asset retirement obligation	5,136	10,407
Stockholders' equity (deficit)	569,571	(369,272)
Total liabilities and stockholders' equity (deficit)	$2,187,840	$930,419

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	Successor
	For the Three Months Ended December 31, 2018
	Haynesville / Cotton Valley	Bakken	Other	Total
Gas production (MMcf)	28,261	2,583	89	30,933
Oil production (Mbbls)	9	828	6	843
Total production (MMcfe)	28,316	7,550	121	35,987

Natural gas sales	$100,125	$7,447	$271	$107,843
Natural gas hedging settlements(1)	—	—	—	(6,402)
Total natural gas including hedging	100,125	7,447	271	101,441
Oil sales	524	44,810	321	45,655
Oil hedging settlements(1)	—	—	—	632
Total oil including hedging	524	44,810	321	46,287
Total oil and gas sales including hedging	$100,649	$52,257	$592	$147,728

Average gas price (per Mcf)	$3.54	$2.88	$3.06	$3.49
Average gas price including hedging (per Mcf)	$3.54	$2.88	$3.06	$3.28
Average oil price (per barrel)	$56.77	$54.13	$61.90	$54.21
Average oil price including hedging (per barrel)				$54.96
Average price (per Mcfe)	$3.55	$6.92	$4.89	$4.27
Average price including hedging (per Mcfe)				$4.11

Production taxes	$2,062	$5,001	$41	$7,104
Gathering and transportation	$7,008	$—	$53	$7,061
Lease operating	$7,629	$5,820	$272	$13,721

Production taxes (per Mcfe)	$0.07	$0.66	$0.34	$0.20
Gathering and transportation (per Mcfe)	$0.25	$—	$0.44	$0.20
Lease operating (per Mcfe)	$0.27	$0.77	$2.24	$0.37

Oil and Gas Capital Expenditures:
Acquisitions	$3,108	$—	$—	$3,108
Development leasehold	1,240	—	—	1,240
Development drilling and completion	72,962	26,764	—	99,726
Other development	5,802	—	—	5,802
Total	$83,112	$26,764	$—	$109,876

(1)Included in gain from derivative financial instruments in operating results.

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	Predecessor
	For the Three Months Ended December 31, 2017
	Haynesville / Cotton Valley	South Texas	Other	Total
Gas production (MMcf)	21,750	301	163	22,214
Oil production (Mbbls)	14	194	6	214
Total production (MMcfe)	21,834	1,464	196	23,494

Natural gas sales	$59,317	$1,424	$459	$61,200
Natural gas hedging settlements(1)	—	—	—	4,053
Total natural gas including hedging	59,317	1,424	459	65,253
Oil sales	737	11,008	303	12,048
Total oil and gas sales including hedging	$60,054	$12,432	$762	$77,301

Average gas price (per Mcf)	$2.73	$4.73	$2.82	$2.76
Average gas price including hedging (per Mcf)				$2.94
Average oil price (per barrel)	$52.47	$56.80	$55.74	$56.48
Average price (per Mcfe)	$2.75	$8.49	$3.89	$3.12
Average price including hedging (per Mcfe)				$3.29

Production taxes	$1,013	$584	$46	$1,643
Gathering and transportation	$4,692	$369	$49	$5,110
Lease operating	$5,484	$3,367	$327	$9,178

Production taxes (per Mcfe)	$0.05	$0.40	$0.23	$0.07
Gathering and transportation (per Mcfe)	$0.21	$0.25	$0.25	$0.22
Lease operating (per Mcfe)	$0.25	$2.30	$1.67	$0.39

Oil and Gas Capital Expenditures:
Development leasehold	$2,751	$—	$—	$2,751
Development drilling and completion	42,899	12	—	42,911
Other development	2,805	514	23	3,342
Total	$48,455	$526	$23	$49,004

(1)Included in gain from derivative financial instruments in operating results.

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	Successor
	For the Period August 14, 2018 through December 31, 2018
	Haynesville / Cotton Valley	Bakken	Other	Total
Gas production (MMcf)	41,035	3,855	141	45,031
Oil production (Mbbls)	14	1,364	7	1,385
Total production (MMcfe)	41,119	12,037	182	53,338

Natural gas sales	$134,890	$8,913	$433	$144,236
Natural gas hedging settlements(1)	—		—	(6,211)
Total natural gas including hedging	134,890	8,913	433	138,025
Oil sales	844	78,050	491	79,385
Oil hedging settlements(1)	—	—	—	632
Total oil including hedging	844	78,050	491	80,017
Total oil and gas sales including hedging	$135,734	$86,963	$924	$218,042

Average gas price (per Mcf)	$3.29	$2.31	$3.06	$3.20
Average gas price including hedging (per Mcf)				$3.07
Average oil price (per barrel)	$59.52	$57.24	$74.72	$57.34
Average oil price including hedging (per barrel)				$57.80
Average price (per Mcfe)	$3.30	$7.22	$5.09	$4.19
Average price including hedging (per Mcfe)				$4.09

Production taxes	$2,874	$8,215	$66	$11,155
Gathering and transportation	$10,428	$—	$83	$10,511
Lease operating	$11,244	$9,070	$422	$20,736

Production taxes (per Mcfe)	$0.07	$0.68	$0.36	$0.21
Gathering and transportation (per Mcfe)	$0.25	$—	$0.46	$0.20
Lease operating (per Mcfe)	$0.28	$0.76	$2.33	$0.38

Oil and Gas Capital Expenditures:
Acquisitions	$21,013	$—	$—	$21,013
Development leasehold	1,715	—	—	1,715
Development drilling and completion	106,366	42,379	—	148,745
Other development	13,612	—	—	13,612
Total	$142,706	$42,379	$—	$185,085

(1)Included in gain from derivative financial instruments in operating results.

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	Predecessor
	For the Period January 1, 2018 through August 13, 2018
	Haynesville / Cotton Valley	South Texas	Other	Total
Gas production (MMcf)	54,386	379	475	55,240
Oil production (Mbbls)	27	247	13	287
Total production (MMcfe)	54,549	1,860	554	56,963

Natural gas sales	$144,918	$1,590	$1,389	$147,897
Natural gas hedging settlements(1)	—	—	—	2,842
Total natural gas including hedging	144,918	1,590	1,389	150,739
Oil sales	1,760	16,157	816	18,733
Total oil and gas sales including hedging	$146,678	$17,747	$2,205	$169,472

Average gas price (per Mcf)	$2.66	$4.20	$2.92	$2.68
Average gas price including hedging (per Mcf)				$2.73
Average oil price (per barrel)	$64.71	$65.46	$62.00	$65.23
Average price (per Mcfe)	$2.69	$9.54	$3.98	$2.93
Average price including hedging (per Mcfe)				$2.98

Production taxes	$2,680	$831	$148	$3,659
Gathering and transportation	$11,211	$463	$167	$11,841
Lease operating	$15,610	$4,829	$700	$21,139

Production taxes (per Mcfe)	$0.05	$0.45	$0.27	$0.06
Gathering and transportation (per Mcfe)	$0.21	$0.25	$0.30	$0.21
Lease operating (per Mcfe)	$0.28	$2.59	$1.26	$0.37

Oil and Gas Capital Expenditures:
Acquisitions	$39,323	$—	$—	$39,323
Development leasehold	2,848	—	—	2,848
Development drilling and completion	90,840	—	—	90,840
Other development	13,205	393	273	13,871
Total	$146,216	$393	$273	$146,882

(1)Included in gain from derivative financial instruments in operating results.

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	Predecessor
	For the Year Ended December 31, 2017
	Haynesville / Cotton Valley	South Texas	Other	Total
Gas production (MMcf)	71,550	1,372	599	73,521
Oil production (Mbbls)	53	876	22	951
Total production (MMcfe)	71,868	6,626	730	79,224

Natural gas sales	$201,534	$5,574	$1,633	$208,741
Natural gas hedging settlements(1)	—	—	—	9,405
Total natural gas including hedging	201,534	5,574	1,633	218,146
Oil sales	2,557	42,961	1,072	46,590
Total oil and gas sales including hedging	$204,091	$48,535	$2,705	$264,736

Average gas price (per Mcf)	$2.82	$4.06	$2.73	$2.84
Average gas price including hedging (per Mcf)				$2.97
Average oil price (per barrel)	$48.21	$49.06	$49.10	$49.02
Average price (per Mcfe)	$2.84	$7.32	$3.71	$3.22
Average price including hedging (per Mcfe)				$3.34

Production taxes	$2,941	$2,248	$184	$5,373
Gathering and transportation	$15,654	$1,648	$236	$17,538
Lease operating	$22,232	$14,323	$1,304	$37,859

Production taxes (per Mcfe)	$0.04	$0.34	$0.25	$0.07
Gathering and transportation (per Mcfe)	$0.22	$0.25	$0.32	$0.22
Lease operating (per Mcfe)	$0.31	$2.16	$1.79	$0.48

Oil and Gas Capital Expenditures:
Development leasehold	$4,177	$521	$—	$4,698
Development drilling and completion	163,755	717	—	164,472
Other development	7,187	1,999	458	9,644
Total	$175,119	$3,237	$458	$178,814

(1)Included in gain from derivative financial instruments in operating results.